P08000011290

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

200269141332

02/18/15--01015--015 **35.00

FILED
15 FEB 18 PM 1:45
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

CRM
2-19-15

COVER LETTER

TO: Amendment Section
Division of Corporations

FILED
15 FEB 18 PM 1:45
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

NAME OF CORPORATION: Music of Your Life, Inc.

DOCUMENT NUMBER: P08000011290

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

John D. Thomas
Name of Contact Person

John D. Thomas, P.C.
Firm/ Company

11650 South State Street #240
Address

Draper, UT 84020
City/ State and Zip Code

jthomas@acadiagrp.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

John Thomas at (801) 816-2536
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ■ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

FILED
15 FEB 18 PM 1:45
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Music of Your Life, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P08000011290

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

_______________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

____

____

____

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

____

____

____

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent _______________

____
(Florida street address)

New Registered Office Address: _______________, Florida_______________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
2) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
3) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
4) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
5) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
6) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________

E. **If amending or adding additional Articles, enter change(s) here:**
(Attach *additional sheets, if necessary*). *(Be specific)*

Please see attached Amended and Restated Articles of Incorporation of

MUSIC OF YOUR LIFE, INC.

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(*if not applicable, indicate N/A*)

N/A

The date of each amendment(s) adoption: 01/19/2015

Effective date if applicable: 01/19/2015

(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

■ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 01/19/2015

Signature ______________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Marc Angell

(Typed or printed name of person signing)

Chief Executive Officer

(Title of person signing)

WRITTEN CONSENT OF THE BOARD OF DIRECTORS
OF

MUSIC OF YOUR LIFE, INC.

January 19, 2015

The undersigned person, constituting the sole member of the Board of Directors (hereafter, the "Board") of Music of Your Life, Inc., a Florida corporation (the "Company"), in accordance with Section 607.0821 of the Florida Business Corporation Act, hereby consents, votes in favor, and adopts the following resolutions:

1. Restatement of Articles of Incorporation

RESOLVED, that the Board hereby approves the amendment and restatement of the Company's Articles of Incorporation, substantially in the form attached hereto as Exhibit "A" (hereafter, the "Restatement").

RESOLVED FURTHER, that the appropriate officers of the Company and their representatives be, and they hereby are, authorized to file the Restatement with the State of Florida, and to execute all documents and to take all such actions as they may deem necessary or advisable in order to carry out and perform the purposes of the foregoing resolutions.

2. Issuance of Series A Preferred Stock

RESOLVED, that for services rendered, the Board of Directors hereby approves the issuance of shares of Series A Preferred Stock of the Company to the following persons in the amounts set forth opposite their names:

Effective Date of Issue	**Name of Director**	**Number of Shares**
01/19/2015	Marc Angell	200

RESOLVED FURTHER, that the appropriate officers of the Company and their representatives be, and they hereby are, authorized to execute and file documents and to take all such actions as they may deem necessary or advisable in order to carry out and perform the purposes of the foregoing resolution.

3. Approval of 8-K

RESOLVED, that the Board of Directors hereby approves the report on Form 8-K, attached hereto as Exhibit "B" describing the actions taken pursuant to the resolutions above.

RESOLVED FURTHER, that the appropriate officers of the Company be, and they hereby are, authorized to file the 8-K report with the U.S. Securities and Exchange Commission and otherwise execute all documents and to take all such actions as they may deem necessary or advisable in order to carry out and perform the purposes of the foregoing resolution.

We direct that this Consent be filed with the minutes of the Company and that this Consent have the same force and effect as a unanimous vote of the Board of Directors at a meeting duly called, convened, and held in accordance with the laws in the State of Florida.

IN WITNESS WHEREOF, this Consent is hereby executed and shall be effective as of the date first set forth above.

____

Marc Angell

AMENDED AND RESTATED ARTICLES OF INCORPORATION

Music of Your Life, Inc., a corporation organized and existing under the laws of the State of Florida, hereby certifies as follows:

1. The original Articles of Incorporation of the corporation were filed with the Secretary of State of Florida on January 30, 2008.

2. Pursuant to Section 607.1003 and 607.1007 of the Florida Business Corporation Act, these Restated Articles of Incorporation restate in its entirety and integrate and further amend the provisions of the Articles of Incorporation of this corporation.

3. These Amended and Restated Articles have been adopted and approved by the incorporator of the corporation.

4. The text of the Amended and Restated Articles of Incorporation as heretofore restated in its entirety is hereby restated and further amended to read as follows:

ARTICLES OF INCORPORATION
OF
MUSIC OF YOUR LIFE, INC.

ARTICLE I. NAME

The name of the corporation is MUSIC OF YOUR LIFE, INC. (the "Corporation").

ARTICLE II. REGISTERED OFFICE

The name and address of the Corporation's registered office in the State of Florida is CT Corporation System, 1200 South Pine Island Road, in the City of Plantation, in the State of Florida.

ARTICLE III. PURPOSE

The purpose or purposes of the corporation is to engage in any lawful act or activity for which corporations may be organized under Florida Law.

ARTICLE IV. CAPITAL STOCK

The Corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock." The number of shares of Common Stock authorized to be issued is Five Hundred Million (500,000,000). The number of shares of Preferred Stock authorized to be issued is Twenty Million (20,000,000). The Preferred Stock and the Common Stock shall each have a par value of $0.001 per share.

(A) Provisions Relating to the Common Stock. Each holder of Common Stock is entitled to one vote for each share of Common Stock standing in such holder's name on the

records of the Corporation on each matters submitted to a vote of the stockholders, except as otherwise required by law.

(B) Provisions Relating to the Preferred Stock.

(1) The Board of Directors (the "Board") is authorized, subject to limitations prescribed by law and the provisions of this article 4, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Florida, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(i) The number of shares constituting that series and distinctive designation of that series;

(ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which dates or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine;

(v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of share of that series;

(viii) Any other relative or participation rights, preferences and limitations of that series;

(ix) If no shares of any series of Preferred Stock are outstanding, the elimination of the designation, powers, preferences, and right of such shares, in which event such shares shall return to their status as authorized but undesignated Preferred Stock.

(2) Provisions, Designations, and Characteristics Relating to Series "A" Preferred Stock.

(i) Two Hundred (200) of the Company's Twenty Million (20,000,000) authorized shares of preferred stock are designated as Series A Preferred Stock;

(ii) The Series A Preferred Stock shall entitle the holders the right to vote, either together with holders of the Corporation's common stock, or as a separate class of shares, on any matter upon which the shareholders of common stock of the Corporation may vote, including but not limited to any resolutions purporting to vary any of their rights or create any class of capital stock ranking in priority to them or effect any reorganization which would disadvantage the Series A Preferred Stock relative to the shares of the Corporation's common stock;

(iii) Each share of Series A Preferred Stock shall be entitled to 2,000,000 votes, whereas each share of common stock is entitled to 1 vote;

(iv) In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, the holder(s) of the Series A Preferred Stock shall not be entitled to receive any of the assets of the Corporation;

(v) Shall be redeemed by the Corporation at the option of the holders thereof for an aggregate of one dollar ($1.00) for all such shares of Series A Preferred Stock so held;

(vi) Shall not entitle the holder(s) thereof to receive dividends, whether in cash, property, or in securities of the Corporation; and

(vii) shall not be able to convert such Series A Preferred Stock into the Corporation's common stock.

ARTICLE V. BOARD OF DIRECTORS

(A) Number. The number of directors constituting the entire Board shall be as fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office.

(B) Vacancies. Vacancies on the Board shall be filled by the affirmative vote of the majority of the remaining directors, though less than a quorum of the Board, or by election at an annual meeting or at a special meeting of the stockholders called for that purpose.

(C) The election of directors need not be by written ballot.

ARTICLE VI. BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE VII. LIABILITY

To the fullest extent permitted by Florida law as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any amendment or repeal of this Article VII will not eliminate or reduce the affect of any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.

ARTICLE XIII. STOCKHOLDER MEETINGS

Meetings of stockholders may be held within or without the State of Florida as the Bylaws may provide. The books of the Corporation may be kept outside the State of Florida at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

ARTICLE IX. AMENDMENT OF ARTICLES OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the Secretary of Music of Your Life, Inc. pursuant to Section 607.1003 and 607.1007 of the Florida Business Corporation Act, hereby declare and certify, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 19th day of January, 2015.

Marc Angell, Secretary